INVESTVIEW, INC.

234 INDUSTRIAL WAY WEST, SUITE A202

EATONTOWN, NEW JERSEY 07724

OFFER TO EXCHANGE

COMMON STOCK, PAR VALUE $0.001 PER SHARE

FOR

SERIES A CONVERTIBLE PREFERRED STOCK, PAR VALUE $0.001 AND LIQUIDATION PREFERENCE $10.00 PER SHARE

THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN TIME,

ON NOVEMBER __, 2019, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND

TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

Investview, Inc., a Nevada corporation (“Investview”), is offering to exchange shares of its currently outstanding common stock, par value $0.001 per share (the “Common Stock”), for newly-issued shares of Investview Series A Convertible Preferred Stock, par value $0.001 and liquidation preference $10.00 per share (the “Series A Preferred Stock”), on the terms and subject to the conditions set forth in this offer to exchange (this “Offer to Exchange”) and in the accompanying letter of transmittal (the “Letter of Transmittal”). For every [500]* outstanding shares of Common Stock, we are offering to exchange one share of Series A Preferred Stock. We refer to this offer, on the terms and subject to the conditions set forth in this Offer to Exchange, as the “Exchange Offer.”

The Exchange Offer is subject to the conditions discussed under “Terms of the Exchange Offer — Conditions to the Exchange Offer” on page 26. The Exchange Offer is subject to the condition that, among others, there will be at least 300 holders of record of our Common Stock following the Exchange Offer. There is no minimum tender condition or required tender of a specified number of shares of Common Stock in the Exchange Offer, and we are conducting the Exchange Offer on a “best efforts” basis.

The Exchange Offer will expire at 5:00 p.m., Eastern time, on November __, 2019, unless the offer is extended. You may withdraw tendered Common Stock at any time prior to the Expiration Date.

Each share of Series A Preferred Stock entitles its holder to (i) quarterly cumulative dividends at an annual rate of 12%, or $1.20 per share, payable in cash, in kind or in shares of Common Stock or Series A Preferred Stock, at our election, in priority as to dividends over the Common Stock, (ii) a liquidation price of $10.00 per share, plus accumulated and unpaid dividends to the payment date in the case of the liquidation, dissolution or winding-up of the affairs of our company, before any payment or distribution is made to holders of Common Stock, (iii) 500 votes per share, voting together with holders of the Common Stock as a single class upon all matters upon which our stockholders are entitled to vote, except for those matters which affect only the rights of such series, (iv) optional conversion by the holder at any time into 500 shares of Common Stock, and (v) a right to participate pro rata, through December 31, 2021, with respect to issuances by us in a private placement of any future equity or equity-linked securities at a 25% discount to the price offered to the other purchasers of such securities, subject to certain exceptions. We may, at our sole option, commencing one year after the date of issuance of the Series A Preferred Stock, redeem all or part of the outstanding shares of Series A Preferred Stock at a redemption price equal to 125% of the liquidation preference, or $12.50 per share. We will also have the right, in our sole discretion, to cause all outstanding shares of Series A Preferred Stock to be automatically converted into 500 shares of our Common Stock at any time after the earlier of the date when our Common Stock commences trading on a national securities exchange or December 31, 2022. Please see the section entitled “Material Differences between Common Stock and Series A Preferred Stock” for a more complete description of the differences between the Common Stock and the Series A Preferred Stock.

*To be revised, if lower, to such other number of shares of Common Stock determined by dividing the $10.00 liquidation price of the Series A Preferred Stock by the average closing bid price of the Common Stock for the five trading days immediately preceding the commencement date of the Exchange Offer.

As of October 1, 2019, 2,697,876,966 shares of Common Stock were outstanding, and all calculations of percentage ownership in this Offer to Exchange are based on such number of outstanding shares. As of October __, 2019, 6,000,000 shares of Series A Preferred Stock were designated, with none issued or outstanding. Our Common Stock is traded in the over-the-counter market and quoted on the OTCQB Venture Market operated by OTC Markets Group under the symbol INVU. On October 1, 2019, the closing price of our common stock was $0.013 per share. An application for the quotation of our Series A Preferred Stock on the OTCQB Venture Market has been filed and is expected to be approved concurrently with the closing of the Exchange Offer.

Following the consummation of the Exchange Offer, each untendered share of Common Stock will continue to be outstanding and otherwise unaffected by the Exchange Offer, other than being subordinate to the Series A Preferred Stock in right of payment of dividends and distributions upon liquidation. Because our Common Stock is, and our Series A Preferred Stock is expected to be, registered under the Securities Exchange Act of 1934 and quoted on the OTCQB Venture Market (or other OTC marketplace tier if not eligible), our reporting obligations with the SEC will remain the same as they are now. We believe that the exchange of our shares of Common Stock pursuant to the Exchange Offer will not result in the shares becoming eligible for deregistration under the Securities Exchange Act and we have no intention of deregistering the shares.

You should carefully consider the Risk Factors beginning on page 16 of this Offer to Exchange before you decide whether to participate in the Exchange Offer. You must make your own decision as to whether to tender Common Stock in the Exchange Offer in light of your own particular circumstances, taking into account your determination as to the value of the consideration to be received.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE EXCHANGE OFFER, PASSED UPON THE MERITS OR FAIRNESS OF THE EXCHANGE OFFER OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Eatontown, New Jersey

October __, 2019

i

NOTICE TO INVESTORS

We are relying on Section 3(a)(9) of the Securities Act of 1933, as amended, which we refer to herein as the “Securities Act,” to exempt the Exchange Offer from the registration requirements of the Securities Act. Section 3(a)(9) provides that the registration requirements of the Securities Act will not apply to “any security exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.” We have no contract, arrangement or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any broker, dealer, salesperson, agent or any other person for soliciting tenders in the Exchange Offer.

No dealer, salesman or other person has been authorized to give any information or to make any representations with respect to the matters described in this Offer to Exchange, other than those contained in, or incorporated by reference into, this Offer to Exchange. If given or made, such information or representations may not be relied upon as having been authorized by us.

In making an investment decision, holders must rely on their own examination of us and the terms of the Exchange Offer, including the merits and risks involved. The information contained in this Offer to Exchange is correct in all material respects as of the date hereof. Neither the delivery of this Offer to Exchange nor the consummation of the Exchange Offer will create the implication that the information contained herein is correct at any time after the date hereof, however, if a material change occurs in the information contained in this Offer to Exchange, we will disseminate promptly disclosure of the change to you. Our business, financial condition, results of operations and prospects may change after that date. No representation is made to any holder regarding the legality of an investment in the Series A Preferred Stock under any applicable legal investment or similar laws or regulations. The contents of this Offer to Exchange are not to be construed as legal, financial or tax advice. Holders should consult their own attorneys, financial advisors or tax advisors as to legal, financial or tax advice with respect to the Exchange Offer.

Questions regarding the Exchange Offer, requests for assistance in tendering your Common Stock or requests for additional copies of this Offer to Exchange circular or the Letter of Transmittal should be directed to Annette Raynor, our Chief Executive Officer, by phone at (732) 889-4300, or by mail addressed to Annette Raynor, Chief Executive Officer, at 234 Industrial Way West, Suite A202, Eatontown, NJ 07724. Holders of Common Stock may also contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the Exchange Offer.

1

SUMMARY TERM SHEET

Investview is offering to exchange its outstanding shares of Common Stock for shares of its Series A Preferred Stock, as further described herein, upon the terms and subject to the conditions set forth in this Offer to Exchange and the accompanying Letter of Transmittal. This Summary Term Sheet highlights selected information contained in this Offer to Exchange and may not contain all of the information that is important to you. You are urged to read this entire Offer to Exchange carefully. In addition, we incorporate by reference important business and financial information about us into this Offer to Exchange. You may obtain the information incorporated by reference into this Offer to Exchange without charge by following the instructions in the section entitled “Documents Incorporated by Reference.” In this Offer to Exchange, the terms “we,” “us,” “our,” “Investview,” and “Company” refer to Investview, Inc.

About Investview

We provide, through our wholly-owned subsidiaries, affordable access to financial education, current market research and cutting-edge technology that enables individuals to increase and cultivate their own financial resources, enjoy life and plan for the future. Our services include basic financial educational, expense and debt reduction tools, research, newsletter alerts and live education rooms that include instruction on the subjects of equities, options, foreign exchange, exchange traded funds, binary options, crowdfunding and the emerging cryptocurrency market. In addition to tools and research, we offer education and technology applications to assist individuals in debt reduction, increased savings, budgeting and proper tax expense management.

Each of our product subscriptions includes a core set of tools and research, along with the personal finance management suite, to provide an individual with complete access to the information necessary to cultivate and manage his or her financial situation. Four packages are available through a monthly subscription that can be cancelled at any time at the discretion of the customer. A unique component of the product marketing plan is the distribution method in which all subscriptions are sold via current participating customers who choose to distribute and sell the services. The bonus plan participation is purely optional, but enables individuals to create an additional income stream to further support their personal financial goals and objectives.

Our target market is comprised of individuals who seek to learn how to improve their financial condition and desire to learn how to reduce debt, budget their income, increase savings and allocate their financial resources to create additional income both active and passive. We believe our marketing strategy is unique. Customer acquisition is realized through word-of-mouth marketing by those customers who actively distribute the product through home meetings, in person presentations, one-on-one interaction and large seminars organized and delivered by the distributors in conjunction with the company. We plan to continue to develop the in-place network and anticipate significant growth initiatives in foreign markets.

2

Our principal executive office is located at 234 Industrial Way West, Suite A202, Eatontown, NJ 07724, our phone number is (732) 889-4300, and our corporate website is located at www.investview.com.

Purpose of the Exchange Offer	The purpose of the Exchange Offer is to allow our stockholders the opportunity to exchange their shares of Common Stock for shares of our Series A Preferred Stock. The principal reason for the Exchange Offer is to provide holders of our Common Stock with a class of stock which we believe will be more liquid, and which we feel will better reflect the inherent value of a share of our capital stock, to ultimately encourage investment in our company and make it a currency for future acquisitions. For a detailed description of the purpose of the Exchange Offer, see “Background of the Exchange Offer – Purpose of and Reasons for the Exchange Offer” below.

Terms of the Exchange Offer	For every 500 shares of Common Stock tendered, we are offering to exchange one share of Series A Preferred Stock. An application for the quotation of our Series A Preferred Stock on the OTCQB Venture Market has been filed and is expected to be approved concurrently with the closing of the Exchange Offer. No fractional shares of our Series A Preferred Stock will be issued in the Exchange Offer and, in the event a number of shares of Common Stock is tendered which is not divisible by 500, all fractional shares will be rounded down to the nearest whole share and the remaining tendered shares will be promptly returned.

Position of Investview and Rationale for the Exchange Offer	Holders of Common Stock who tender their shares of Common Stock will receive shares of Series A Preferred Stock which have a liquidation preference equal to 500 times the price of the Common Stock, which is the number of shares into which the Series A Preferred Stock is exercisable. The Board believes that the Series A Preferred Stock should have a greater value than 500 times the price of Common Stock due to the preferences contained in the terms of the preferred stock, as well as the expected higher trading price that is more attractive to investors and which may result in an increased volume of trading activity. In the Board’s opinion, the Exchange Offer will help eliminate the prevailing market conditions for the Common Stock that have existed for some time, making it more attractive for both holders of Common Stock and Series A Preferred Stock. While the Board recognizes the factors that contribute to the value of the Series A Preferred Stock, as described in “Background of the Exchange Offer - Purpose of and Reasons for the Exchange Offer” and “Position of Investview and Rationale for the Exchange Offer,” the Board has not made any specific determination as to the value of the consideration to be received by tendering stockholders. Accordingly, you must make your own decision as to whether to tender Common Stock in the Exchange Offer in light of your own particular circumstances, taking into account your determination as to value of the consideration to be received.

3

Interest of Investview Directors and Executive Officers with Respect to the Exchange Offer and Effect on Ownership Structure of Investview	Chad Miller, our Chairman of the Board, Annette Raynor, our Chief Executive Officer and a director, Mario Romano, our Director of Finance, Jayme Lin McWidener, our Chief Financial Officer, and Ryan Smith and Brian McMullen, directors, have indicated verbally to us that they will be tendering all of their shares of Common Stock in the Exchange Offer. As of the date of this Offer to Exchange, these individuals directly and indirectly through entities they control collectively owned 1,232,331,652 shares of Common Stock, representing approximately 45.7% of our outstanding shares of Common Stock. If fewer than all holders of Common Stock participate in the Exchange Offer, while their collective percentage interest in our Series A Preferred Stock will exceed 45.7% of our outstanding Series A Preferred Stock, they will have the same overall combined voting power of our outstanding voting securities. See “Interests of Certain Persons in the Exchange Offer – Investview Directors and Executive Officers in the Exchange Offer” and “Security Ownership of Certain Beneficial Owners and Management.”

No Effect on Percentage Voting Power	The Exchange Offer will not impact the voting power of our stockholders, regardless of whether they tender their Common Stock for Series A Preferred Stock. Each share of Series A Preferred Stock entitles its holder to vote on all matters voted on by holders of Common Stock, voting together as a single class with the other shares entitled to vote, at all meetings of stockholders of the Company, including with respect to the election of directors. Common Stockholders who tender their shares receive one share of Series A Preferred Stock for every 500 shares of Common Stock tendered. However, with respect to any such vote in which the holders of Series A Preferred Stock participate, each share of Series A Preferred Stock entitles the holder thereof to cast 500 votes, which is the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible. As a result, following the Exchange Offer, a stockholder’s percentage voting power will remain the same as it was prior to the Exchange offer.

Terms of the Series A Preferred Stock	Each share of Series A Preferred Stock entitles its holder to (i) quarterly cumulative dividends at an annual rate of 12%, or $1.20 per share, payable in cash, in kind or in shares of Common Stock or Series A Preferred Stock, at our election, in priority as to dividends over the Common Stock, (ii) a liquidation price of $10.00 per share, plus accumulated and unpaid dividends to the payment date in the case of the liquidation, dissolution or winding-up of the affairs of our company, before any payment or distribution is made to holders of Common Stock, (iii) 500 votes per share, voting together with holders of the Common Stock as a single class upon all matters upon which our stockholders are entitled to vote, except for those matters which affect only the rights of such series, (iv) optional conversion by the holder at any time into 500 shares of Common Stock, and (v) a right to participate pro rata, through December 31, 2021, with respect to issuances by us in a private placement of any future equity or equity-linked securities at a 25% discount to the price offered to the other purchasers of such securities, subject to certain exceptions. We may, at our sole option, commencing one year after the date of issuance of the Series A Preferred Stock, redeem all or part of the outstanding shares of Series A Preferred Stock at a redemption price equal to 125% of the liquidation preference, or $12.50 per share. We will also have the right, in our sole discretion, to cause all outstanding shares of Series A Preferred Stock to be automatically converted into 500 shares of our Common Stock at any time after the earlier of the date when our Common Stock commences trading on a national securities exchange or December 31, 2022. See “Description of Series A Preferred Stock – Material Differences between Common Stock and Series A Preferred Stock.”

4

Conditions to the Exchange Offer	A detailed discussion of the conditions to consummation of the Exchange Offer is contained in “Terms of the Exchange Offer — Conditions to the Exchange Offer.” The Exchange Offer is subject to the condition that, among others, there will be at least 300 holders of record of our Common Stock following the Exchange Offer. There is no minimum tender condition or required tender of a specified number of shares of Common Stock in the Exchange Offer.

Expiration of the Exchange Offer; Withdrawal Rights	The Exchange Offer will expire at 5:00 p.m., Eastern time, on November __, 2019, or any subsequent date to which we extend it (the “Expiration Date”). We, in our sole discretion, may extend the Expiration Date for any reason. We will extend the duration of the Exchange Offer as required by applicable law. We will announce any extensions by press release or other permitted means by no later than 9:00 a.m., Eastern time, on the business day after the previously scheduled Expiration Date. A stockholder may withdraw shares of Common Stock tendered pursuant to the Exchange Offer at any time prior to the Expiration Date and, if not yet accepted for exchange, at any time after December __, 2019, which is 40 business days from the commencement of the Exchange Offer.

Acceptance of Tendered Common Stock and Exchange for Series A Preferred Stock	Upon the terms of the Exchange Offer and subject to the satisfaction or waiver of the conditions to the Exchange Offer specified herein under “Terms of the Exchange Offer — Conditions to the Exchange Offer,” we will:

●	accept for exchange all shares of Common Stock validly tendered (or defectively tendered, if we have waived such defect) and not properly withdrawn; and

●	promptly issue one share of Series A Preferred Stock in consideration for every 500 shares of Common Stock accepted for exchange.

Certain U.S. Federal Income Tax Considerations	In general, if you exchange your Common Stock for Series A Preferred Stock you will not recognize gain or loss for United States federal income tax purposes.

5

For more information regarding the tax consequences to you as a result of the Exchange Offer, see “Certain United States Federal Income Tax Considerations.”

Appraisal Rights	Holders of Common Stock are not entitled to appraisal rights in connection with the Exchange Offer.

Waiver, Amendment and Termination	We reserve the right, subject to applicable law, to waive any and all conditions to the Exchange Offer, extend or terminate the Exchange Offer or otherwise amend, modify or interpret the terms of the Exchange Offer.

Market and Trading	Our Common Stock is quoted on the OTCQB Venture Market under the symbol INVU. On October 1, 2019, the closing price of our Common Stock was $0.013 per share. An application for the quotation of our Series A Preferred Stock on the OTCQB Venture Market has been filed and is expected to be approved concurrently with the closing of the Exchange Offer.

Brokerage Commissions	No brokerage commissions are payable by the holders of the Common Stock to the Exchange Agent or us. If your Common Stock is held through a broker or other nominee who tenders the Common Stock on your behalf, your broker may charge you a commission for doing so. You should consult with your broker or nominee to determine whether any charges will apply.

Consequences of Not Tendering Common Stock	If you do not tender your shares of Common Stock in the Exchange Offer, you will continue to hold such shares. If the Exchange Offer is consummated, there will be fewer shares of our Common Stock held by Investview’s stockholders, and there will therefore likely be fewer transactions in the shares of Common Stock. A lack of an active trading market may have an adverse effect on the trading price of our Common Stock. We believe that the exchange of our shares of Common Stock pursuant to the Exchange Offer will not result in the shares becoming eligible for deregistration under the Securities Exchange Act and we have no intention of deregistering these shares.

Use of Proceeds	We will not receive any cash proceeds from the Exchange Offer. Common Stock that is validly tendered and not properly withdrawn, and exchanged pursuant to the Exchange Offer, will be transferred into our treasury.

Exchange Agent	Standard Registrar & Transfer Co., Inc. 440 East 400 South Salt Lake City, Utah 84111 (801) 571-8844

Further Information	If you have questions regarding the Exchange Offer, require assistance in tendering your Common Stock or require additional copies of this Offer to Exchange or the Letter of Transmittal, please contact Annette Raynor, our Chief Executive Officer, by phone at (732) 889-4300, or by mail addressed to Annette Raynor, Chief Executive Officer, at 234 Industrial Way West, Suite A202, Eatontown, NJ 07724. Holders of Common Stock may also contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the Exchange Offer.

6

CERTAIN QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER

The following questions and answers are for your convenience only, and briefly address some commonly asked questions about the Exchange Offer. You should still carefully read this entire Offer to Exchange, including the attached Schedule.

Q:	Why am I receiving these materials?

A:	We are providing these materials to provide you with information regarding our offer to exchange outstanding shares of our Common Stock that you currently hold for shares of our Series A Preferred Stock.

Q:	What is the purpose of the Exchange Offer?

A:	The purpose of the Exchange Offer is to allow our stockholders the opportunity to exchange their shares of Common Stock for shares of Series A Preferred Stock. The principal reason for the Exchange Offer is to provide our holders of Common Stock with a class of stock which we believe will be more liquid, and which we feel will better reflect the inherent value of a share of our capital stock, to ultimately encourage investment in our company and to make it a currency for future acquisitions.

We currently have no intention of going private, and this Exchange Offer is not intended to be a first step in a going private transaction and we believe will not have the effect of a going private transaction covered by Rule 13e-3 under the Exchange Act.

Q:	How many shares of Common Stock are sought to be tendered in the Exchange Offer? Is it a condition to the Exchange Offer?

A:	We are offering to exchange all outstanding shares of Common Stock. There is no minimum tender condition or required tender of a specified number of shares of Common Stock in the Exchange Offer. However, the Exchange Offer is subject to the condition that, among others, there will be at least 300 holders of record of our Common Stock following the Exchange Offer.

Based on a review of individual shareholdings contained in our stockholders list, we believe the “300 holders of record” condition will be met due, in part, to the exchange ratio of 500 shares of Common Stock to one share of Series A Preferred Stock and our determination to round down any resulting fractional shares to the nearest whole number, leaving a large number of tendering stockholders continuing to own up to 499 shares of Common Stock. Accordingly, we do not believe there will be a need for proration of shares of Common Stock tendered in the Exchange Offer to meet this condition.

Q:	What are the effects of the Exchange Offer on the ownership structure and voting power of Investview?

A:	Following the Exchange Offer, we will have two classes of shares – Common Stock and Series A Preferred Stock.

The Exchange Offer will not impact the voting power of our stockholders, regardless of whether you tender your Common Stock. Each share of Series A Preferred Stock entitles its holder to vote on all matters voted on by holders of Common Stock, voting together as a single class with the other shares entitled to vote, at all meetings of stockholders of the Company, including with respect to the election of directors. Holders of Common Stock who tender their shares receive one share of Series A Preferred Stock for every 500 shares of Common Stock tendered. However, with respect to any such vote in which the holders of Series A Preferred Stock participate, each share of Series A Preferred Stock entitles the holder thereof to cast 500 votes, which is the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible. As a result, following the Exchange Offer, a stockholder’s percentage voting power will remain the same as it was prior to the Exchange offer.

7

Chad Miller, our Chairman of the Board, Annette Raynor, our Chief Executive Officer and a director, Mario Romano, our Director of Finance, Jayme Lin McWidener, our Chief Financial Officer, and Ryan Smith and Brian McMullen, directors, have indicated verbally to us that they will be tendering all of their shares of Common Stock in the Exchange Offer. As of the date of this Offer to Exchange, these individuals directly and indirectly through entities they control collectively owned 1,232,331,652 shares of Common Stock, representing approximately 45.7% of our outstanding shares of Common Stock.

Q:	What will I receive in the Exchange Offer if I tender my shares and they are accepted?

A:	You will receive one share of Series A Preferred Stock for every 500 shares of Common Stock tendered.

No fractional shares of our Series A Preferred Stock will be issued in the Exchange Offer and, in the event a number of shares of Common Stock is tendered which is not divisible by 500, all fractional shares will be rounded down to the nearest whole share and the remaining tendered shares will be promptly returned.

Q:	What are the terms of the Series A Preferred Stock?

A:	Each share of Series A Preferred Stock entitles its holder to (i) quarterly cumulative dividends at an annual rate of 12%, or $1.20 per share, payable in cash, in kind or in shares of Common Stock or Series A Preferred Stock, at our election, in priority as to dividends over the Common Stock, (ii) a liquidation price of $10.00 per share, plus accumulated and unpaid dividends to the payment date in the case of the liquidation, dissolution or winding-up of the affairs of our company, before any payment or distribution is made to holders of Common Stock, (iii) 500 votes per share, voting together with holders of the Common Stock as a single class upon all matters upon which our stockholders are entitled to vote, except for those matters which affect only the rights of such series, (iv) optional conversion by the holder at any time into 500 shares of Common Stock, and (v) a right to participate pro rata, through December 31, 2021, with respect to issuances by us in a private placement of any future equity or equity-linked securities at a 25% discount to the price offered to the other purchasers of such securities, subject to certain exceptions. We may, at our sole option, commencing one year after the date of issuance of the Series A Preferred Stock, redeem all or part of the outstanding shares of Series A Preferred Stock at a redemption price equal to 125% of the liquidation preference, or $12.50 per share. We will also have the right, in our sole discretion, to cause all outstanding shares of Series A Preferred Stock to be automatically converted into 500 shares of our Common Stock at any time after the earlier of the date when our Common Stock commences trading on a national securities exchange or December 31, 2022.

8

Q:	Will the Series A Preferred Stock be freely tradable? Will it be listed on a securities exchange or market?

A:	The issuance of Series A Preferred Stock upon exchange of the Common Stock is intended to be exempt from registration pursuant to Section 3(a)(9) of the Securities Act. Section 3(a)(9) of the Securities Act provides an exemption from registration for any security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. When securities are exchanged for other securities of an issuer under Section 3(a)(9) of the Securities Act, the securities received assume the character of the exchanged securities for purposes of the Securities Act. As discussed below in the section entitled “Certain Securities Laws Considerations,” we expect that all of our shares of Series A Preferred Stock issued in the Exchange Offer to persons who are not affiliated with us will be freely tradable under U.S. securities laws by such non-affiliates. You are urged to consult with your own legal counsel regarding the availability of a resale exemption.

An application for the quotation of our Series A Preferred Stock on the OTCQB Venture Market has been filed and is expected to be approved concurrently with the closing of the Exchange Offer.

Q:	Do I have a choice in whether to tender my shares?

A:	Yes. Each stockholder will have the choice of retaining his, her or its shares of Common Stock or exchanging such shares for Series A Preferred Stock. Holders of Common Stock are not required to tender their shares pursuant to the Exchange Offer. If you do not tender your shares of Common Stock in the Exchange Offer, you will continue to hold such shares.

Q:	If the Exchange Offer is consummated and I do not participate in the Exchange, how will my rights and obligations under my remaining outstanding shares of Common Stock be affected?

A:	The terms of shares of Common Stock that remain outstanding after the consummation of the Exchange Offer will not change as a result of the Exchange Offer. However, while voting rights will remain the same, the shares of Series A Preferred Stock will accrue dividends at an annual rate of 12%, unlike the Common Stock, and the Common Stock will be subordinate to the Series A Preferred Stock in respect of distributions upon liquidation.

Q:	How long do I have to decide if I want to tender my shares, or withdraw previously tendered shares?

A:	Unless extended or terminated, the Exchange Offer and withdrawal rights expire at 5:00 p.m., Eastern time, on November __, 2019.

Q:	Under what circumstances can the Exchange Offer be extended, and how will I be notified of such extension?

A:	We, in our sole discretion, may extend the Expiration Date for any reason. We will also extend the duration of the Exchange Offer as required by applicable law. We will announce any extensions by press release or other permitted means by no later than 9:00 a.m., Eastern time, on the business day after the previously scheduled Expiration Date.

Q:	Does Investview recommend that I tender shares in the Exchange Offer?

A:	No. The Company is not making a recommendation as to whether you should tender your Common Stock. We have not retained, and do not intend to retain, any representative to act solely on behalf of the holders of Common Stock. The value of the Series A Preferred Stock to be issued in the Exchange Offer may not equal or exceed the value of the Common Stock tendered. You must make your own independent decision regarding your participation in the Exchange Offer.

9

Q:	How do I tender my Common Stock?

A:	To tender shares of Common Stock, you must deliver a completed Letter of Transmittal and any other documents required by the Letter of Transmittal, together, in the case of certificated shares, with the certificates representing your shares, to Standard Registrar & Transfer Co., Inc., the Exchange Agent for the Exchange Offer and transfer agent and registrar of the Common Stock and Series A Preferred Stock, not later than the time the Exchange Offer expires. The Letter of Transmittal is enclosed with this Offer to Exchange. If your shares are held in street name (i.e., through a broker, dealer or other nominee), your shares can be tendered by your nominee by book-entry transfer through The Depository Trust Company (“DTC”). If you are unable to deliver any required document or instrument to the Exchange Agent by the expiration of the Exchange Offer, you may have a broker, a bank or other fiduciary that is an eligible guarantor institution guarantee that the missing items will be received by the Exchange Agent by using the enclosed Notice of Guaranteed Delivery. For the tender to be valid, however, the Exchange Agent must receive the missing items within three trading days after the date of execution of such Notice of Guaranteed Delivery. In all cases, tendered shares of Common Stock will be exchanged for shares of Common Stock only after timely receipt by the Exchange Agent of such shares (or of a confirmation of a book-entry transfer of such shares as described in “Terms of the Exchange Offer — Procedures for Tendering”) and a properly completed and duly executed Letter of Transmittal and any other required documents for such shares.

If you need assistance tendering your Common Stock, please contact the Exchange Agent whose address and telephone numbers are located on the back cover page of this Offer to Exchange.

Q:	How do I withdraw previously tendered shares?

A:	A stockholder may withdraw shares of Common Stock tendered pursuant to the Exchange Offer at any time prior to the Expiration Date. For a withdrawal of shares of Common Stock to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at its address set forth on the back cover of this Offer to Exchange. See “Terms of the Exchange Offer — Withdrawal Rights.”

Q:	What is the market value of my shares as of a recent date?

A:	The last reported closing sale price of our Common Stock as reported by the OTCQB Venture Market on October 1, 2019, the last trading day before the date of this Offer to Exchange, was $0.013 per share. The closing price of the Common Stock on the last trading day of each of the preceding six months (March – August) was $0.0315, $0.0298, $0.022, $0.020, $0.0130 and $0.0196, respectively.

Q:	How soon after the Expiration Date will the exchange take place?

A:	The exchange is expected to occur promptly following the Expiration Date, at which time we will issue one share of Series A Preferred Stock in consideration for every 500 shares of Common Stock accepted for exchange in the Exchange Offer.

Q:	Who can answer my questions?

A:	If you would like additional copies, without charge, of this Offer to Exchange, or if you have questions regarding the Exchange Offer or require assistance in tendering your Common Stock, please contact Annette Raynor, our Chief Executive Officer, by phone at (732) 889-4300, or by mail addressed to Annette Raynor, Chief Executive Officer, at 234 Industrial Way West, Suite A202, Eatontown, NJ 07724. Holders of Common Stock may also contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the Exchange Offer.

10

BACKGROUND OF THE EXCHANGE OFFER

Purpose of and Reasons for the Exchange Offer

The purpose of the Exchange Offer is to allow our stockholders the opportunity to exchange their shares of Common Stock for shares of our Series A Preferred Stock. The principal reason for the Exchange Offer is to provide holders of our Common Stock the opportunity to hold a class of stock which we believe will be more liquid than their current holdings in Common Stock, and which we feel will better reflect the inherent value of a share of our capital stock to ultimately encourage investment in our company and make it a currency for future acquisitions. There is currently, and for some time there has been, a lack of liquidity in the Common Stock trading market, due, we believe, to the relatively small number of shares of Common Stock that are held by non-affiliates and the resulting low volume of trading activity. As of October 1, 2019, there were 1,465,545,314 shares of Common Stock held by non-affiliates. The average daily trading volume from October 1, 2018 through September 30, 2019 for the Common Stock was approximately 448,556 shares. During that same time period the average closing price for the Common Stock was approximately $0.0183 per share. We believe that the relative illiquidity in the trading market for the Common Stock is a “penalty” being borne by the holders of Common Stock and that an exchange of shares of Series A Preferred Stock for outstanding shares of Common Stock, coupled with our proposed subscription rights offering, which is discussed below, would benefit holders of Common Stock by increasing the current trading volume of our stock to substantially greater levels, due to the higher price of our shares of Series A Preferred Stock, more reasonable number of such outstanding shares and expected greater number of shares that are held by non-affiliates.

Opportunity to Exchange Common Stock for Series A Preferred Stock

As a result of the Exchange Offer, each stockholder will have the choice of retaining his, her or its shares of Common Stock or exchanging such shares for Series A Preferred Stock.

Following the consummation of the Exchange Offer, each untendered share of Common Stock will continue to be outstanding and otherwise unaffected by the Exchange Offer, other than being subordinate to the Series A Preferred Stock in right of payment of dividends and distributions upon liquidation. Because our Common Stock is, and our Series A Preferred Stock is expected to be, registered under the Securities Exchange Act of 1934 and quoted on OTCQB Venture Market (or other OTC marketplace tier if not eligible), our reporting obligations with the SEC will remain the same as they are now. We believe that the exchange of our shares of Common Stock pursuant to the Exchange Offer will not result in the shares becoming eligible for deregistration under the Securities Exchange Act and we have no intention of deregistering these shares.

Certain Effects of the Exchange Offer

Effect on Ownership Structure of Investview and the Voting Power of Management

Chad Miller, our Chairman of the Board, Annette Raynor, our Chief Executive Officer and a director, Mario Romano, our Director of Finance, Jayme Lin McWidener, our Chief Financial Officer, and Ryan Smith and Brian McMullen, directors, have indicated verbally to us that they will be tendering all of their shares of Common Stock in the Exchange Offer. As of the date of this Offer to Exchange, these individuals directly and indirectly through entities they control collectively owned 1,232,331,652 shares of Common Stock, representing approximately 45.7% of our outstanding shares of Common Stock. If fewer than all non-affiliate holders of Common Stock participate in the Exchange Offer, while these individuals’ collective percentage interest in our Series A Preferred Stock would exceed 45.7% of our outstanding Series A Preferred Stock, they will have the same overall combined voting power of our outstanding voting securities. As affiliates in a voting control position, these individuals are limited in their ability resell their shares of Series A Preferred Stock.

11

See “Interests of Certain Persons in the Exchange Offer — Interests of Investview Directors and Executive Officers in the Exchange Offer.”

Operations of Investview Following the Exchange Offer

Except as described in this Offer to Exchange, and in connection with the proposed subscription rights offering described below, we have no current plans or proposals or negotiations which relate to or would result in an extraordinary corporate transaction, such as a change of control transaction, merger, reorganization, or liquidation; a purchase, sale or transfer of a material amount of assets; a material change in our present dividend policy, or indebtedness or capitalization; a change in our present Board of Directors or management; a material change in our corporate structure or business; the acquisition by any person of additional securities of ours or the disposition of any securities by us; or any change in our charter or bylaws.

Proposed Subscription Rights Offering to Stockholders

Our Board of Directors has conducted reviews of our financial condition and prospects to determine the basis on which to pursue a next financing, which we currently intend to commence at some point after the consummation of the Exchange Offer. While alternatives involving sales of our Common Stock or convertible securities through PIPE (private investment in public equity) financings at a discount to market price to parties then not stockholders would be potentially available, our Board of Directors has not felt comfortable offering Common Stock or convertible securities in that manner because of the potential dilution that would accrue to existing stockholders, including those stockholders participating in the Exchange Offer. To be fair to all stockholders, our Board of Directors determined that a financing reflecting the Exchange Offer price levels should be first offered to all of our then existing stockholders. After a further market check of available financing options, our Board of Directors has directed our management to consider conducting a subscription rights offering of Series A Preferred Stock which would be available to holders of both our Common Stock and Series A Preferred Stock on a pro rata voting-power basis. In connection with the proposed financing, we expect new investors to purchase our shares in order to participate in the rights offering.

However, as we often explore potential transactions to access the public capital markets in order to benefit our company and stockholders, we cannot predict the precise structure of such financing transaction, or whether the proposed financing transaction will actually be consummated. In the event we successfully commence a subscription rights offering following the closing of the Exchange Offer, as long as you are a record holder of our Common Stock or Series A Preferred Stock as of the record date of the rights offering, and regardless of whether or not you tender your shares of Common Stock in the Exchange Offer, you will be entitled to receive subscription rights to purchase the securities to be so offered by the Company.

Reference to a proposed subscription rights offering does not constitute an offer to sell or solicitation of an offer to buy any securities. Any such offer may be made only pursuant to the Company’s prospectus for an offering and only in states in which the offering is registered or exempt from registration and by broker-dealers authorized to do so.

Alternatives to the Exchange Offer

We had considered alternatives to the Exchange Offer in the past, including effecting a reverse stock split of our outstanding shares of Common Stock, but are not currently considering this alternative as we believe it would not provide us a permanent solution due to the trading volume and price issues that we have experienced.

12

Maintaining the Status Quo

Our Board of Directors considered the alternative of taking no action.

As discussed above in “Purpose of and Reasons for the Exchange Offer” above, we believe that the Exchange Offer is in the best interests of our stockholders and that, following the Exchange Offer, a stockholder’s percentage voting power will remain the same as it was prior to the Exchange Offer. We believe it is in the best interests of the company to provide holders of our Common Stock with the opportunity to hold a class of stock which we believe will be more liquid than their current holdings in Common Stock.

Background of the Exchange Offer

Our Common Stock has historically been, and presently is, subject to a lack of liquidity in its trading market. We believe this is primarily due to the relatively small number of shares of Common Stock that are held by non-affiliates and the resulting low volume of trading activity. In addition, the Common Stock has consistently traded at a low market price.

We believe that by bundling the shares and creating a class of stock that is designed to have a higher value due to the relative fundamental rights of the preferred stock will remove what we believe is a penalty currently being borne by the holders of Common Stock.

Reasons for the Board’s Position as to the Exchange Offer; Factors Considered

The Board has determined not to make any recommendation to Investview’s unaffiliated stockholders as to whether or not to tender their shares for exchange in the Exchange Offer, and, while the Board recognizes the factors that contribute to the value of the Series A Preferred Stock, as described in “Purpose of and Reasons for the Exchange Offer” and “Position of Investview and Rationale for the Exchange Offer,” has not made any specific determination as to the value of the consideration to be received by tendering stockholders. Accordingly, you must make your own decision as to whether to tender your shares of Common Stock in the Exchange Offer in light of your own particular circumstances, taking into account your determination as to the value of the consideration to be received. On September 18, 2019, our Board of Directors authorized management to engage in the Exchange Offer on the terms then proposed, subject to finalization of documentation relating to the Exchange Offer, and subsequently, our Board of Directors unanimously ratified its authorization to engage in the Exchange Offer. See Schedule A attached hereto for the name, business address, citizenship, present principal occupation and employment history for the past five years of each of the members of the Board of Directors and the executive officers of Investview. See “Interests of Certain Persons in the Exchange Offer” for additional information on certain persons’ interests in the Exchange Offer.

In reaching the determination to take no position as to the value of the consideration to be received by tendering stockholders and to make no recommendation to Investview’s unaffiliated stockholders as to whether they should tender their shares of Common Stock in the Exchange Offer, our Board of Directors primarily considered the fact that stockholders have different risk tolerances and varying time horizons, different interests as to voting rights and a need for liquidity that the Series A Preferred Stock offers and these decisions are personal to each stockholder. Accordingly, our Board of Directors has determined that the decision of any of Investview’s unaffiliated stockholders regarding whether or not to exchange his, her or its shares of Common Stock is a personal investment decision based on that stockholder’s particular circumstances and must be made according to that stockholder’s evaluation of its own best interests after consideration of all of the information in this Offer to Exchange, including, without limitation, the information incorporated into this Offer to Exchange by reference. The Board of Directors also urges each stockholder to consult with its own financial and tax advisors regarding the Exchange Offer.

13

Chad Miller, our Chairman of the Board, Annette Raynor, our Chief Executive Officer and a director, Mario Romano, our Director of Finance, Jayme Lin McWidener, our Chief Financial Officer, and Ryan Smith and Brian McMullen, directors, have indicated verbally to us that they will be tendering all of their shares of Common Stock in the Exchange Offer. As of the date of this Offer to Exchange, these individuals directly and indirectly through entities they control collectively owned 1,232,331,652 shares of Common Stock, representing approximately 45.7% of our outstanding shares of Common Stock. If fewer than all unaffiliated holders of Common Stock participate in the Exchange Offer, while these individuals’ collective percentage interest in our Series A Preferred Stock would exceed 45.7% of our outstanding Series A Preferred Stock, they will have the same overall combined voting power of our outstanding voting securities. As affiliates in a voting control position, these individuals are limited in their ability resell their shares of Series A Preferred Stock.

No unaffiliated representative was retained to act solely on behalf of Investview’s unaffiliated stockholders for purposes of negotiating the terms of the Exchange Offer or preparing a report, opinion or appraisal concerning the fairness of the Exchange Offer.

Position of Investview and Rational for the Exchange Offer

Holders of Common Stock who tender their shares of Common Stock will receive shares of Series A Preferred Stock which have a liquidation preference equal to 500 times the price of the Common Stock, which is the number of shares into which the Series A Preferred Stock is exercisable. The last reported sale price of the Common Stock on October 1, 2019 was $0.013 per share, and the closing price of the Common Stock on the last trading day of each of the six months preceding this Offer to Exchange (March – August) was $0.0315, $0.0298, $0.022, $0.020, $0.0130 and $0.0196, respectively.

The Board believes that the Series A Preferred Stock should have a greater value than 500 times the price of Common Stock due to the preferences contained in the terms of the preferred stock, as well as the expected higher trading price that is more attractive to investors and which may result in an increased volume of trading activity. In determining the preferences for the Series A Preferred Stock, particularly for dividend payments, the Board believes that its current cash resources and continuing operating revenues, together with the expected proceeds from future financing activities, including its proposed subscription rights offering, will be sufficient to meet the company’s projected requirements for the payment of cash dividends through at least the next 12 months. In the Board’s opinion, the Exchange Offer will help eliminate the prevailing market conditions for the Common Stock that existed for some time, making it more attractive for both holders of Common Stock and Series A Preferred Stock. By affording the holders of Common Stock the right to the benefits of holding Series A Preferred Stock (and its anticipated public market), the Exchange Offer would result in greater value for the tendering holders of Common Stock and no corresponding decrease in the value of Common Stock not so tendered.

14

Our Board of Directors did not believe that it was legally required to consider the value of the consideration to be received by tendering stockholders in order to make such determination. The Board determined to offer Investview stockholders a choice to consider the Exchange Offer transaction, which offered terms that could be found attractive, and may be beneficial, to individual Investview stockholders as well as to Investview, for the following reasons:

●	to allow Investview stockholders the opportunity to exchange their shares of Common Stock for shares of Series A Preferred Stock, which we believe could potentially be a more liquid security that may have characteristics that are more aligned with their risk profile and investment strategy; and

●	because each of Investview’s unaffiliated stockholders will be able to decide whether or not to voluntarily tender his, her or its shares of Common Stock in the Exchange Offer and that holders of Common Stock who wish to retain their shares may do so.

The Board also noted that the sole effect of the Exchange Offer on Investview’s financial statements would essentially be a shift in its equity from the portion that is currently related to the Common Stock to the Series A Preferred Stock, without changing total stockholders’ equity. Additionally, there would be no impact on the remainder of the balance sheet or to the statement of operations or, on a fully-diluted basis, to earnings per share or book value per share. For this reason, we also did not believe disclosure of pro forma capitalization information was material to our stockholders.

Our Board of Directors considered a variety of risks and other potentially negative factors concerning the Exchange Offer. The material risks and potentially negative factors considered by our Board of Directors were as follows:

●	depending on the number of stockholders who tender, the fact that the completion of the Exchange Offer may result in a smaller public float for our Common Stock, which could adversely affect the liquidity and market value of our Common Stock and create uncertainty as to whether our Common Stock would remain eligible for quotation on the OTCQB Venture Market; and

●	depending on the number of stockholders who tender, the fact that the completion of the Exchange Offer may result in the Common Stock being de-registered under the Exchange Act.

As indicated above, while the Board recognizes the factors that contribute to the value of the Series A Preferred Stock, as described in “Purpose of and Reasons for the Exchange Offer” and “Position of Investview and Rationale for the Exchange Offer,” the Board has not made any specific determination as to the value of the consideration to be received by tendering stockholders. Accordingly, you must make your own decision as to whether to tender Common Stock in the Exchange Offer in light of your own particular circumstances, taking into account your determination as to the value of the consideration to be received. In establishing the terms of the Exchange Offer, the Board did not consider the Company’s net book value, the going concern value of Investview, or the liquidation value of Investview to be material because stockholders are not being “cashed out” in connection with the Exchange Offer and the Series A Preferred Stock affords those holders the opportunity to maintain their equity in the Company with the opportunity to participate in its growth, if they so choose, or a better opportunity to sell shares of a potentially more liquid Series A Preferred Stock following the Exchange Offer. Our Board of Directors did not retain financial advisors or any other unaffiliated representative (as that term is used in Rule 13e-3 of the Exchange Act) to act solely on behalf of Investview’s unaffiliated stockholders for purposes of preparing a report, opinion or appraisal concerning the fairness of the Exchange Offer. We did not obtain any report, opinion or appraisal in connection with the Exchange Offer and are not aware of any firm offers related to a merger or consolidation, sale or other transfer of a substantial portion of the Company’s assets, or purchase of any of our securities by unaffiliated parties during the past two years.

The foregoing discussion summarizes the material factors considered by our Board of Directors in its consideration of the Exchange Offer. After considering these factors, the Board of Directors concluded that the positive factors relating to the Exchange Offer and related transactions outweighed the potential negative factors to the Company and Investview’s unaffiliated stockholders. In view of the variety of factors considered by the Board of Directors, and the complexity of these matters, the Board of Directors did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual independent directors may have assigned different weights to various factors. The Board of Directors approved the Exchange Offer and related transactions based upon the totality of the information presented to and considered by its members. Investview’s position as to the Exchange Offer should not be construed as a recommendation to any stockholder as to whether or not that stockholder should tender in the Exchange Offer.

15

RISK FACTORS

You should carefully consider the risks described below and all of the information contained and incorporated by reference in this Offer to Exchange before you decide whether to participate in the Exchange Offers. The risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our securities.

Risks Related to Our Business

For a discussion of risks associated with our business, please see the discussion of risks related to our business under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2019.

Risks Related to the Exchange Offer and the Series A Preferred Stock

We have not obtained a third-party determination that the Exchange Offer is fair to holders of our Common Stock.

We are not making a recommendation as to whether you should exchange your Common Stock in the Exchange Offer. We have not retained, and do not intend to retain, any representative to act solely on behalf of the holders of the Common Stock for purposes of negotiating the Exchange Offer or preparing a report, opinion or appraisal concerning the fairness of the Exchange Offer. You must make your own independent decision regarding your participation in the Exchange Offer.

The Exchange Offer is subject to various conditions and may not be consummated.

We are not obligated to complete the Exchange Offer if any condition to the Exchange Offer is not met, such as if we would have fewer than 300 holders of record of our Common Stock or our Series A Preferred Stock is not approved for market trading and quotation. If the Exchange Offer is terminated, no shares of Common Stock will be accepted for exchange and any shares of Common Stock that have been tendered will be returned to the holder promptly after termination. If the Exchange Offer is not completed or is delayed, we may be subject to certain material risks, such as the market price of our Common Stock may decline to the extent that the current market price of our Common Stock reflected a market assumption that the Exchange Offer has been or will be completed.

Prior to this offering there has been no trading market for the Series A Preferred Stock and an active trading market may not develop on the OTCQB Venture Market or OTC Pink Open Market.

The Series A Preferred Stock is a new issue of securities, and there is no established trading market for the Series A Preferred Stock. The Series A Preferred Stock will not be listed on any securities exchange. We expect the Series A Preferred Stock to be traded in the over-the-counter market and to be quoted on the OTCQB Venture Market operated by OTC Markets Group. However, there is no assurance that the Series A Preferred Stock will be quoted on the OTCQB market, which requires (i) a minimum bid price of $0.01 per share, (ii) at least 50 beneficial shareholders, each owning at least 100 shares and (iii) a freely-traded public float of at least 10% of the total outstanding shares of that class. If not so eligible, the Series A Preferred Stock may be quoted on the OTC Pink Open Market (current information). Even if the Series A Preferred Stock is quoted on the OTCQB market, the depth and liquidity of trading and the ability of the holders to sell Series A Preferred Stock may nevertheless be very limited, which may have a material adverse effect on holders of Series A Preferred Stock.

16

The value of the Series A Preferred Stock that you receive may decline.

We are offering to exchange a number of shares of Series A Preferred Stock for any and all validly tendered and accepted shares of our Common Stock. The trading price of our Series A Preferred Stock may fluctuate significantly as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations may adversely affect the market price of our Common Stock and Series A Preferred Stock. Among the factors that could affect our stock price are:

●	actual or anticipated quarterly fluctuations in our operating results and financial condition;

●	general market conditions and, in particular, developments related to market conditions for the financial services industry;

●	changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to our Series A Preferred Stock or those of other financial institutions;

●	proposed or adopted regulatory changes or developments;

●	failure to meet analysts’ revenue or earnings estimates;

●	speculation in the press or investment community;

●	strategic actions by us or our competitors, such as acquisitions, restructurings or financings;

●	actions by our current stockholders, including sales of common stock by our stockholders;

●	fluctuations in the stock price and operating results of our competitors;

●	future sales of our equity or equity-related securities;

●	changes in the frequency or amount of dividends or share repurchases;

●	anticipated or pending investigations, proceedings, or litigation that involve or affect us; and

●	domestic and international economic factors unrelated to our performance.

The price of the shares of Series A Preferred Stock that may be issued pursuant to the Exchange Offer has been arbitrarily determined.

The price for the shares of Series A Preferred Stock being offered by the Company in the Exchange Offer has been arbitrarily determined by the Board of Directors. The price for the Series A Preferred Stock does not bear a relationship to the Company’s assets, book value or other recognized criteria of value and should not be regarded as an objective valuation or an indication of any future resale value of the shares of Series A Preferred Stock being offered. The value of the Series A Preferred Stock to be issued in the Exchange Offers may not equal or exceed the value of the equivalent shares of Common Stock tendered.

17

If you do not tender your shares of Common Stock in the Exchange Offer, those shares will be subordinate in right of payment of dividends and distributions upon liquidation to the Series A Preferred Stock.

If you do not tender your shares of Common Stock in the Exchange Offer, you will continue to hold such shares. If the Exchange Offer is consummated, there will be fewer shares of our Common Stock held by Investview’s stockholders, and there will therefore likely be fewer transactions in the shares of Common Stock. A lack of an active trading market may have an adverse effect on the trading price of our Common Stock. Additionally, while voting rights will remain the same, the shares of Series A Preferred Stock will accrue dividends at an accrual rate of 12%, unlike the Common Stock, and the Common Stock will be subordinate to the Series A Preferred Stock in respect of distributions upon liquidation.

Holders of Common Stock that are affiliates will receive restricted Series A Preferred Stock shares in the Exchange Offer that are not freely tradeable or eligible to have their restrictive legends removed.

The issuance of Series A Preferred Stock upon exchange of the Common Stock is intended to be exempt from registration pursuant to Section 3(a)(9) of the Securities Act. When securities are exchanged for other securities of an issuer under Section 3(a)(9), the securities received in essence assume the character of the exchanged securities for purposes of the Securities Act. As discussed below in the section entitled “Certain Securities Laws Considerations,” we expect that all of our shares of common stock issued in the Exchange Offer to persons who are not affiliated with us will be freely tradable under U.S. securities laws by such non-affiliates.

However, investors who are deemed to be affiliates, including but not limited to officers, directors and 10% or greater shareholders, will not receive shares of Series A Preferred Stock whose certificates are eligible to have their restrictive legend removed and thus will receive restricted securities whose shares are not freely tradeable. You are urged to consult with your own legal counsel regarding the availability of a resale exemption from the registration requirements of the Securities Act.

We are planning to raise additional capital through a subscription rights offering, which may have a dilutive effect on the then existing holders of our Common Stock and Series A Preferred Stock, and may adversely affect the market price of such shares.

Our Board of Directors has directed our management to consider conducting a subscription rights offering of Series A Preferred Stock which would be available to holders of both our Common Stock and Series A Preferred Stock on a pro rata voting-power basis at some point after the consummation of the Exchange Offer. While we often explore potential transactions in order to access the public capital markets to benefit our company and stockholders, we cannot predict the precise structure of such financing transaction, or whether the contemplated financing transaction will actually be consummated. In the event we are not successful in completing the rights offering or other capital-raising transaction, we may not be able to pay cash dividends on our outstanding Series A Preferred Stock. In the event our then stockholders elect not to participate in the rights offering or we raise capital from third parties following the closing of the Exchange Offer, such financing could be dilutive to holders of our Common Stock and Series A Preferred Stock. Holders of our shares of Common Stock have no participation rights that entitle them to purchase their pro rata share of any offering of shares of any class or series, and holders of our shares of Series A Preferred Stock have such participation rights, but only in private (not public) financing transactions. Accordingly, future sales or offerings could result in dilution to our stockholders. Sales of shares of our Common Stock, Series A Preferred Stock or other securities convertible into or exchangeable for Common Stock made after the Exchange Offer could cause the market prices of our Common Stock and Series A Preferred Stock to decline. Reference to a proposed subscription rights offering does not constitute an offer to sell or solicitation of an offer to buy any securities. Any such offer may be made only pursuant to the Company’s prospectus for an offering and only in states in which the offering is registered or exempt from registration and by broker-dealers authorized to do so.

18

FORWARD-LOOKING STATEMENTS

This document and the information incorporated by reference in this Offer to Exchange include forward-looking statements. These forward-looking statements are based on the Company’s management’s beliefs and assumptions and on information currently available to the Company’s management and involve external risks and uncertainties, including, but not limited to, those described under “Risk Factors” beginning on page 16 and those described under “Risk Factors” beginning on page 8 of our Annual Report on Form 10-K for the fiscal year ended March 31, 2019, which is incorporated herein by this reference. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations and statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those discussed elsewhere in this document and the documents incorporated by reference in this document. You should not put undue reliance on any forward-looking statements.

INTERESTS OF CERTAIN PERSONS IN THE EXCHANGE OFFER

Interests of Investview Directors and Executive Officers in the Exchange Offer

Interests of Investview Directors and Executive Officers

Chad Miller, our Chairman of the Board, Annette Raynor, our Chief Executive Officer and a director, Mario Romano, our Director of Finance, Jayme Lin McWidener, our Chief Financial Officer, and Ryan Smith and Brian McMullen, directors, have indicated verbally to us that they will be tendering all of their shares of Common Stock in the Exchange Offer. As of the date of this Offer to Exchange, these individuals directly and indirectly through entities they control collectively owned 1,232,331,652 shares of Common Stock, representing approximately 45.7% of our outstanding shares of Common Stock. If fewer than all non-affiliate holders of Common Stock participate in the Exchange Offer, while these individuals’ collective percentage interest in our Series A Preferred Stock would exceed 45.7% of our outstanding Series A Preferred Stock, they will have the same overall combined voting power of our outstanding voting securities. As affiliates in a voting control position, these individuals are limited in their ability resell their shares of Series A Preferred Stock.

Indemnification of Directors and Officers

Our Articles of Incorporation provide that we will indemnify any person who is or was a director, officer, employee, agent or fiduciary of our company to the fullest extent permitted by applicable law. Nevada law permits a Nevada corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, if (i) such director or officer is not liable to the corporation or its stockholders due to the fact that his or her acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law, or (ii) he or she acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests, or that with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

19

In addition, our Bylaws include provisions to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent will not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

MARKETS AND MARKET PRICE

Our Common Stock is quoted on the OTCQB Venture Market under the symbol INVU. An application for the quotation of our Series A Preferred Stock on the OTCQB Venture Market has been filed and is expected to be approved concurrently with the closing of the Exchange Offer.

As of October 1, 2019, there were 575 holders of record of Common Stock (which does not include the number of beneficial owners holding indirectly through a broker, bank or other nominee).

The table below sets forth the high and low sales prices for our common stock as reported by the OTCQB Venture Market for the fiscal periods indicated.

	Low	High
Fiscal year ending March 31, 2020
First Quarter (April 1 – June 30, 2019)	$0.008	$0.037
Second Quarter (July 1 – September 30, 2019)	$0.010	$0.022

Fiscal year ended March 31, 2019
First Quarter (April 1 – June 30, 2018)	$0.008	$0.037
Second Quarter (July 1 – September 30, 2018)	$0.006	$0.020
Third Quarter (October 1 – December 31, 2018)	$0.010	$0.030
Fourth Quarter (January 1 – March 31, 2019)	$0.011	$0.030

Fiscal year ended March 31, 2018
First Quarter (April 1 – June 30, 2017)	$0.024	$0.070
Second Quarter (July 1 – September 30, 2017)	$0.051	$0.100
Third Quarter (October 1 – December 31, 2017)	$0.064	$0.080
Fourth Quarter (January 1 – March 31, 2018)	$0.005	$0.070

On October 1, 2019, the last sales price reported on the OTCQB Venture Market for the Common Stock was $0.013 per share.

20

DIVIDEND POLICY

We have not declared or paid cash dividends on our Common Stock in the preceding two fiscal years and since to date. We do not anticipate paying dividends on the Common Stock in the foreseeable future. Future cash dividends, if any, will be determined by our Board of Directors.

Each share of Series A Preferred Stock entitles its holder to quarterly cumulative dividends at an annual rate of 12%, or $1.20 per share, payable in cash, in kind or in shares of Common Stock or Series A Preferred Stock, at our election.

21

TERMS OF THE EXCHANGE OFFER

No Recommendation

NEITHER INVESTVIEW NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER OR NOT YOU SHOULD TENDER ANY COMMON STOCK IN THE EXCHANGE OFFER AS THE BOARD OF DIRECTORS CONSIDERS THIS A PERSONAL INVESTMENT DECISION. HOWEVER, OUR BOARD OF DIRECTORS HAS AUTHORIZED US TO MAKE THE EXCHANGE OFFER. WHILE THE BOARD RECOGNIZES THE FACTORS THAT CONTRIBUTE TO THE VALUE OF THE SERIES A PREFERRED STOCK, AS DESCRIBED IN “BACKGROUND OF THE EXCHANGE OFFER - PURPOSE AND REASONS FOR THE EXCHANGE OFFER” AND “POSITION OF INVESTVIEW AND RATIONALE FOR THE EXCHANGE OFFER,” THE BOARD HAS NOT MADE ANY SPECIFIC DETERMINATION AS TO THE VALUE OF THE CONSIDERATION TO BE RECEIVED BY TENDERING STOCKHOLDERS. ACCORDINGLY, YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER COMMON STOCK IN THE EXCHANGE OFFER IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, TAKING INTO ACCOUNT YOUR DETERMINATION AS TO THE VALUE OF THE CONSIDERATION TO BE RECEIVED. PARTICIPATION IN THE EXCHANGE OFFER IS VOLUNTARY, AND YOU SHOULD CONSIDER CAREFULLY WHETHER TO PARTICIPATE. BEFORE YOU MAKE YOUR DECISION, WE URGE YOU TO CAREFULLY READ THIS OFFER TO EXCHANGE IN ITS ENTIRETY, INCLUDING THE INFORMATION SET FORTH IN THE SECTION OF THIS OFFER TO EXCHANGE ENTITLED “RISK FACTORS” AND THE INFORMATION INCORPORATED BY REFERENCE HEREIN. WE ALSO URGE YOU TO CONSULT YOUR OWN LEGAL, FINANCIAL AND TAX ADVISORS IN MAKING YOUR OWN DECISIONS ON WHAT ACTION, IF ANY, TO TAKE.

General

We are making the Exchange Offer for our outstanding shares of Common Stock. Upon the terms and subject to the conditions set forth in this Offer to Exchange and in the Letter of Transmittal, we will accept for exchange any shares of Common Stock that are validly tendered and not properly withdrawn prior to the expiration of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., Eastern time, on November __, 2019, unless extended or earlier terminated by us.

We will issue one share of Series A Preferred Stock in exchange for every 500 shares of Common Stock validly tendered and not properly withdrawn promptly after the Expiration Date. No fractional shares of our Series A Preferred Stock will be issued in the Exchange Offer and, in the event a number of shares of Common Stock is tendered which is not divisible by 500, all fractional shares will be rounded down to the nearest whole share and the remaining tendered shares will be promptly returned.

This Offer to Exchange is being sent to all beneficial holders of Common Stock. Shares of Common Stock tendered but not accepted because they were not validly tendered will remain outstanding upon completion of the Exchange Offer. Any tendered shares of Common Stock not accepted for exchange because of an invalid tender, the occurrence of other events set forth in this Offer to Exchange or otherwise, will promptly be returned, without expense, to the tendering holder after the Expiration Date. Our obligation to accept Common Stock tendered pursuant to the Exchange Offer is limited by the conditions listed below under “Terms of the Exchange Offer — Conditions to the Exchange Offer.” Shares of Common Stock that are not exchanged in the Exchange Offer will remain outstanding and will be entitled to all rights and benefits their holders have under our certificate of incorporation and bylaws and applicable law.

22

Under Nevada law, holders of Common Stock are not entitled to any appraisal rights in connection with the Exchange Offer.

We will be deemed to have accepted for exchange validly tendered shares of Common Stock when we have given oral or written notice of the acceptance to the Exchange Agent. The Exchange Agent will act as agent for the holders of Common Stock who tender their Common Stock in the Exchange Offer for the purposes of receiving shares of Series A Preferred Stock from us and delivering such shares of Series A Preferred Stock to the exchanging holders. We expressly reserve the right, subject to applicable law, to amend or terminate the Exchange Offer, and not to accept for exchange any Common Stock not previously accepted for exchange, upon the occurrence of any of the conditions specified below under “Terms of the Exchange Offer — Conditions to the Exchange Offer.”

Exchange Offer Consideration

We are offering to exchange one share of Series A Preferred Stock for every outstanding 500 shares of Common Stock. For a description of the Common Stock and a description of the material differences between the Common Stock and Series A Preferred Stock, see “Description of Series A Preferred Stock - Material Differences between Common Stock and Series A Preferred Stock.”

Conditions to the Exchange Offer

Notwithstanding any other provisions of this Offer to Exchange, our obligation to accept tendered shares of Common Stock and (subject to any applicable rules and regulations of the SEC, including Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), provide shares of Series A Preferred Stock in exchange therefor, are subject to the following conditions:

●	there shall not be fewer than 300 holders of record of our Common Stock after giving effect to the Exchange Offer;

●	the listing and quotation of the Series A Preferred Stock on the OTCQB Venture Market or other marketplace tier operated by OTC Markets Group;

●	no applicable law and no permanent injunction or other judgment, order or decree will have been entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction in the United States or any material foreign jurisdiction that remains in effect which has the effect of prohibiting the consummation of the Exchange Offer;

●	there will not be existing any temporary restraining order, preliminary injunction, pending or threatened any suit, action or proceeding by any governmental entity which challenges or seeks to enjoin the Exchange Offer; and

●	there will not have occurred any change, effect, occurrence, state of facts or development that is or is reasonably likely to be material and adverse to the financial condition, assets, liabilities, business or results of operations of the Company and its subsidiaries taken as a whole.

Based on a review of individual shareholdings contained in our stockholders list, we believe the “300 holders of record” condition will be met due, in part, to the exchange ratio of 500 shares of Common Stock to one share of Series A Preferred Stock and our determination to round down any resulting fractional shares to the nearest whole number, leaving a large number of tendering stockholders continuing to own up to 499 shares of Common Stock. Accordingly, we do not believe there will be a need for proration of shares of Common Stock tendered in the Exchange Offer to meet this condition.

23

These conditions to the Exchange Offer are for our sole benefit and we may assert them in our reasonable discretion or waive them, in whole or in part, in our reasonable discretion on or before the Expiration Date of the Exchange Offer, whether or not any other condition of the Exchange Offer also is waived and regardless of the circumstances giving rise to the failure of any such condition. We have not made a decision regarding the circumstances that would lead us to waive any such condition, and any such waiver would depend on circumstances prevailing at the time of such waiver. Notwithstanding the foregoing, we will not intentionally take any action or fail to take any action to cause any of the foregoing conditions to occur. Any determination by us concerning the events described in this section will be final and binding upon all persons; provided, however, that our determination may be challenged in a court of competent jurisdiction.

Procedures for Tendering

Valid Tender of Shares of Common Stock. To validly tender shares of Common Stock pursuant to the Exchange Offer, a Letter of Transmittal must be completed by registered stockholders either (i) if certificates are to be forwarded therewith or (ii) if tenders are to be made pursuant to the procedures for delivery by book-entry transfer set forth below under “— Book-Entry Transfer” and an Agent’s Message (as defined below) is not delivered. Tenders by book-entry transfer may also be made by delivering an Agent’s Message in lieu of a Letter of Transmittal. The term “Agent’s Message” means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that Investview may enforce the Letter of Transmittal against such participant. Certificates for all physically tendered shares of Common Stock, or Book-Entry Confirmation, as the case may be, as well as a properly completed and duly executed Letter of Transmittal (or manually signed facsimile hereof or Agent’s Message in lieu thereof) and any other documents required by the Letter of Transmittal, must be received by the Exchange Agent at the applicable address set forth in the Letter of Transmittal on or prior to the Expiration Date, or the tendering stockholder must comply with the guaranteed delivery procedures set forth below under “— Guaranteed Delivery.”

Book-Entry Transfer. The Exchange Agent will establish an account with respect to the shares of Common Stock at DTC for purposes of the Exchange Offer. Any financial institution that is a participant in DTC’s systems may make a book-entry transfer of shares of Common Stock by causing DTC to transfer such shares of Common Stock into the Exchange Agent’s account in accordance with DTC’s procedures for such transfer. However, although delivery of shares of Common Stock may be effected through book-entry transfer, either the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message in lieu of the Letter of Transmittal, and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at its address set forth on the back cover of this Offer to Exchange by the Expiration Date, or the tendering stockholder must comply with the guaranteed delivery procedures described below. The confirmation of a book-entry transfer of shares of Common Stock into the Exchange Agent’s account at DTC as described above is referred to herein as a “Book-Entry Confirmation.”

24

Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the Exchange Agent.

Signature Guarantees and Stock Powers. Except as otherwise provided below, all signatures on a Letter of Transmittal must be guaranteed by a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the NYSE Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution” ). Signatures on a Letter of Transmittal need not be guaranteed (a) if the Letter of Transmittal is signed by the registered owner(s) (which term, for purposes of this section, includes any participant in any of DTC’s systems whose name appears on a security position listing as the owner of the shares of Common Stock) of shares of Common Stock tendered therewith and such registered owner has not completed the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” on the Letter of Transmittal or (b) if such shares of Common Stock are tendered for the account of an Eligible Institution. See Instructions 1, 2 and 5 of the Letter of Transmittal. If the certificates for shares of Common Stock are registered in the name of a person other than the signer of the Letter of Transmittal, or if shares of Common Stock not tendered or not accepted for exchange or shares of Common Stock are to be issued to a person other than the registered owner of the certificates surrendered, then the tendered certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name or names of the registered owner(s) or holder(s) appear on the certificates, with the signatures on the certificates or stock powers guaranteed as described above. See Instructions 1, 2 and 5 of the Letter of Transmittal.

If certificates representing shares of Common Stock are forwarded separately to the Exchange Agent, a properly completed and duly executed Letter of Transmittal (or facsimile) must accompany each delivery of certificates.

Guaranteed Delivery. Any stockholder whose certificates for shares of Common Stock are not immediately available or who cannot deliver his, her or its certificates and all other required documents to the Exchange Agent on or prior to the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis, may tender his, her or its shares of Common Stock by satisfying each of the requirements set forth below:

●	such tender must be made through an Eligible Institution,

●	prior to 5:00 p.m., Eastern time, on the Expiration Date, the Exchange Agent must receive from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by Investview (by mail, facsimile transmission or hand delivery), setting forth the name and address of the Holder and the amount of shares of Common Stock tendered, stating that the tender is being made thereby and guaranteeing that within three trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered shares of Common Stock (if any), in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof) with any required signature guarantees and any other documents required by this Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and

●	the certificates for all physically tendered shares of Common Stock (if any), in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof) with any required signature guarantees and all other documents required by this Letter of Transmittal, are received by the Exchange Agent within three trading days after the date of execution of the Notice of Guaranteed Delivery.

25

THE METHOD OF DELIVERY OF SHARES OF COMMON STOCK, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. DELIVERY OF ALL SUCH DOCUMENTS WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT (INCLUDING IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT THE MAILING BE BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT PRIOR TO 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE.

Other Requirements. We will exchange shares of Common Stock validly tendered and not properly withdrawn, prior to the Expiration Date only after timely receipt by the Exchange Agent of (a) certificates for (or a timely Book-Entry Confirmation with respect to) such shares of Common Stock, (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message in lieu of the Letter of Transmittal), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may receive shares of Common Stock at different times depending upon when certificates for shares of Common Stock or Book-Entry Confirmations with respect to shares of Common Stock are actually received by the Exchange Agent.

Binding Agreement. Our acceptance of shares of Common Stock tendered pursuant to one of the procedures described above will constitute a binding agreement between the tendering stockholder and us upon the terms and subject to the conditions of the Exchange Offer.

Determination of Validity

All questions as to the validity, form, eligibility (including, without limitation, time of receipt) and acceptance of any tender of shares of Common Stock will be determined by us in our sole and absolute discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tenders determined by us not to be in proper form or the acceptance for payment of or payment for which may, in our opinion, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender of any shares of Common Stock of any particular stockholder whether or not similar defects or irregularities are waived in the case of any other stockholder. No tender of shares of Common Stock will be deemed to have been validly made until all defects and irregularities relating thereto have been cured or waived. None of Investview, any of its affiliates or assigns, the Exchange Agent, or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the Exchange Offer (including, without limitation, the Letter of Transmittal and the Instructions thereto and any other documents related to the Exchange Offer) will be final and binding.

Acceptance; Exchange of Common Stock

Upon the terms and subject to the satisfaction or waiver of the conditions of the Exchange Offer as of the Expiration Date, promptly following the Expiration Date, we will accept any shares of Common Stock validly tendered and not properly withdrawn, prior to the Expiration Date and issue in consideration therefor shares of newly-issued Series A Preferred Stock. Unless the Exchange Offer is terminated in accordance with its terms, we may extend the Exchange Offer for any period at our sole discretion and must extend the Exchange Offer from time to time for such period as may be required by any applicable law, rule, regulation, interpretation or position if any applicable law, rule, regulation, interpretation or position of the SEC or its staff thereof or the OTC Markets Group applicable to the Exchange Offer requires such extension.

26

Expiration; Extensions; Termination; Amendment

The Exchange Offer will expire at 5:00 p.m., Eastern time, on November __, 2019, unless the Exchange Offer is extended or earlier terminated by us. We, in our sole discretion, may extend the Expiration Date and therefore delay acceptance for exchange of any shares of Common Stock for any reason. We will extend the duration of the Exchange Offer as required by applicable law. We will announce any extensions by press release or other permitted means by no later than 9:00 a.m., Eastern time, on the business day after the previously scheduled Expiration Date. During any extension, all shares of Common Stock previously tendered will remain subject to the Exchange Offer unless properly withdrawn. In addition, we reserve the right to:

●	terminate or amend the Exchange Offer and not to accept for exchange any shares of Common Stock not previously accepted for exchange upon the occurrence of any of the events specified above under “Terms of the Exchange Offer — Conditions to the Exchange Offer” that have not been waived by us; and

●	amend the terms of the Exchange Offer in any manner permitted or not prohibited by law.

If we terminate or amend the Exchange Offer, we will notify the Exchange Agent by oral or written notice (with any oral notice to be promptly confirmed in writing) and will issue a timely press release or other public announcement regarding the termination or amendment. If we make a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer, or waive a material condition of the Exchange Offer, we will promptly disseminate disclosure regarding the changes to the Exchange Offer and extend the Exchange Offer, each as and to the extent required by law, to ensure that the Exchange Offer remains open a minimum of five business days from the date we disseminate disclosure regarding the changes.

Withdrawal Rights

A stockholder may withdraw shares of Common Stock tendered pursuant to the Exchange Offer at any time prior to the Expiration Date and, if not yet accepted for exchange, at any time after December __, 2019, which is 40 business days from the commencement of the Exchange Offer.

For a withdrawal of shares of Common Stock to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth on the back cover of this Offer to Exchange. Any notice of withdrawal must specify the name of the person having tendered the shares of Common Stock to be withdrawn, the number of shares of Common Stock to be withdrawn and the name of the record holder of the shares of Common Stock to be withdrawn, if different from that of the person who tendered such shares of Common Stock. The signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution, unless such shares of Common Stock have been tendered for the account of any Eligible Institution. If shares of Common Stock have been tendered pursuant to the procedures for book-entry transfer as set forth in “Procedures for Tendering,” any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn shares of Common Stock. If certificates representing the shares of Common Stock have been delivered or otherwise identified to the Exchange Agent, the name of the registered owner and the serial numbers shown on such certificates must also be furnished to the Exchange Agent prior to the physical release of such certificates.

27

All questions as to the form and validity (including, without limitation, time of receipt) of any notice of withdrawal will be determined by us, in our sole discretion, which determination will be final and binding. No withdrawal of shares of Common Stock will be deemed to have been properly made until all defects and irregularities have been cured or waived. None of Investview, its affiliates or assigns, the Exchange Agent, or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give such notification. Withdrawals of tenders of shares of Common Stock may not be rescinded, and any shares of Common Stock properly withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer. However, withdrawn shares of Common Stock may be retendered by following one of the procedures for tendering shares of Common Stock described in “Procedures for Tendering” at any time prior to the Expiration Date.

If we delay our acceptance for exchange of shares of Common Stock due to an extension of the Expiration Date, then, without prejudice to our rights under the Exchange Offer, the Exchange Agent may nevertheless, on our behalf, retain tendered shares of Common Stock, and such shares of Common Stock may not be withdrawn except to the extent that tendering stockholders exercise withdrawal rights as described in this Section prior to the Expiration Date.

Brokerage Commissions

No brokerage commissions are payable by the holders of the Common Stock to the Exchange Agent or us. If your Common Stock is held through a broker or other nominee who tenders the Common Stock on your behalf, your broker may charge you a commission for doing so. You should consult with your broker or nominee to determine whether any charges will apply.

Transfer Taxes

You will not be obligated to pay any transfer tax in connection with the tender of your shares of Common Stock in the Exchange Offer unless you instruct us to register your shares of Common Stock in the name of a person other than the registered tendering holder. In this case, you will be responsible for the payment of any applicable transfer tax.

Resale of Series A Preferred Stock Received in the Exchange Offer

The Exchange Offer is being made pursuant to an exemption from the registration requirements of the Securities Act contained in Section 3(a)(9) of the Securities Act. We are not filing a registration statement under the Securities Act or any other federal or state securities laws with respect to the Series A Preferred Stock that will be issued in the Exchange Offer. To the extent that Common Stock that is tendered in the Exchange Offer is freely tradable, Series A Preferred Stock issued in consideration therefor in the Exchange Offer will generally be freely transferable under U.S. federal securities laws.

Source of Funds

We do not need any outside funds to effect the exchange of our Common Stock for Series A Preferred Stock. The Series A Preferred Stock exchanged in the Exchange Offer will be distributed from our authorized, unissued shares of preferred stock.

28

HOUSEHOLDING OF STOCKHOLDER MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” stockholder materials, such as proxy statements, information statements and annual reports. This means that only one copy of this Offer to Exchange may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this Offer to Exchange to you if you write or call us at the following address or telephone number: Annette Raynor, Chief Executive Officer, Investview, Inc., 234 Industrial Way West, Suite A202, Eatontown, NJ 07724, and by phone at (732) 889-4300. If you want to receive separate copies of stockholder materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the Exchange Offer that may be relevant to United States holders (as defined below) of Common Stock. This summary applies only to our stockholders that hold their Common Stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Further, this summary is for general information only, and does not purport to discuss all aspects of United States federal income taxation that may be relevant to you in light of your particular circumstances, or if you are a holder subject to special rules, such as:

●	a bank or other financial institution;

●	a holder other than a United States holder;

●	a regulated investment company;

●	a tax-exempt organization;

●	an insurance company;

●	a dealer in securities or foreign currencies;

●	a person (including traders in securities) using a mark-to-market method of accounting;

●	a person that holds shares of Common Stock as a hedge or as part of a straddle, constructive sale, conversion transaction or other risk reduction transaction;

●	a taxpayer subject to the alternative minimum tax;

●	a holder whose “functional currency” is not the United States dollar;

●	a person that holds Common Stock on behalf of another person as nominee;

●	a person that acquired shares of Common Stock upon the exercise of employee stock options, vesting of restricted stock or otherwise as compensation; or

●	an entity that is treated as a partnership or a trust for United States federal income tax purposes.

A United States holder is any person that is not exempt from United States federal income taxation and is:

●	a citizen or resident of the United States;

29

●	a corporation (or entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is includable in gross income for United States federal income tax purposes regardless of its source; or

●	a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust, or if the trust has a valid election in place under applicable United States Treasury Regulations to be treated as a United States person for United States federal income tax purposes.

If a partnership, including for this purpose any entity that is treated as a partnership for United States federal income tax purposes, holds Common Stock or Series A Preferred Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their tax advisors about the United States federal income tax consequences of the Exchange Offer and the ownership and disposition of our Series A Preferred Stock.

This summary is based upon the Code, the regulations promulgated by the United States Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS or opinion of counsel regarding any matter discussed in the Exchange Offer.

The Exchange Offer

In general, if you exchange your Common Stock for Series A Preferred Stock pursuant to the Exchange Offer, you will not recognize gain or loss for United States federal income tax purposes. Your adjusted tax basis in each share of Series A Preferred Stock received will equal your adjusted tax basis in the share of Common Stock exchanged for such share of Series A Preferred Stock. Your holding period for each share of Series A Preferred Stock received will include your holding period for the share of Common Stock exchanged.

THIS DISCUSSION IS OF GENERAL INFORMATION ONLY. YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE EXCHANGE OFFER, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS BASED ON YOUR PARTICULAR FACTS AND CIRCUMSTANCES.

ANTICIPATED ACCOUNTING TREATMENT

The Exchange Offer will be treated as an exchange of Common Stock for Series A Preferred Stock and will be classified as a liability for accounting purposes under U.S. generally accepted accounting principles and will initially be measured at fair value and subsequently measured at the present value of the amount to be paid at settlement, with any changes in value recognized as interest expense at the rate implicit at inception. The change in control special dividend will be measured at each reporting period at fair value with any changes in fair value recognized in earnings. In addition, dividends payable on the preferred stock will be recognized as interest expense.

30

DESCRIPTION OF SERIES A PREFERRED STOCK – MATERIAL DIFFERENCES BETWEEN COMMON STOCK AND SERIES A PREFERRED STOCK

The rights of holders of Common Stock and Series A Preferred Stock are detailed in the following section “Description of Capital Stock.” The table below highlights the material differences between the terms of our Series A Preferred Stock and Common Stock.

Terms of the Securities	Series A Preferred Stock	Common Stock
Dividends	Quarterly, at an annual rate of 12%, or $1.20 per share, payable in cash, in kind or in shares of our Common Stock or Series A Preferred Stock, at our election	When and if declared by our Board of Directors in the amounts determined by our Board of Directors, subject to prior payment of dividends on the Series A Preferred Stock

Priority of Ranking and Liquidation Rights	Senior to our Common Stock and any other junior capital stock with a $10.00 liquidation preference	Junior to Series A Preferred Stock and other senior securities, subordinate in right of payment of distributions upon liquidation

Voting Rights	Entitled to vote on an as-converted basis with Common Stock (i.e., 500 votes per share)	Entitled to one vote per share

Conversion Rights	Convertible, at the option of the holder, into 500 shares of our Common Stock	Not applicable

Mandatory Conversion	Convertible automatically at any time after December 31, 2024 into 500 shares of our Common Stock, in our sole discretion	Not applicable

Participation Right	Right to participate pro rata, through December 31, 2021, with respect to issuances by us in a private placement of any future equity or equity-linked securities at a 25% discount to the price offered to the other purchasers of such securities, subject to certain exceptions	None

Optional Cash Redemption	At any time after one year, at our sole option, at a redemption price equal to $12.50 per share	None

31

DESCRIPTION OF CAPITAL STOCK

Common Stock

Our Articles of Incorporation, as amended, authorize us to issue 10,000,000,000 shares of Common Stock. The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to the prior rights of the Series A Preferred Stock, and of other series or classes hereafter authorized of our preferred stock having superior or pari passu dividend rights to the Common Stock, the holders of Common Stock are entitled to receive such lawful dividends as may be declared by the Board of Directors. We do not expect to pay cash dividends on the Common Stock in the foreseeable future. In the event of the liquidation, dissolution or winding-up of our Company, subject to the prior rights of the Series A Preferred Stock and any other series or classes of preferred stock having senior or pari passu liquidation rights to the Common Stock, the holders of Common Stock are entitled to share ratably in all of the assets of our Company available for distribution to stockholders. There are no redemption or sinking fund provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are validly issued, fully paid and non-assessable. Holders of Common Stock do not have any preemptive rights or conversion rights. There are no cumulative voting rights with respect to the Common Stock. Standard Registrar & Transfer Co., Inc., Salt Lake City, Utah, is the transfer agent and registrar for the Common Stock.

Preferred Stock

Our Articles of Incorporation, as amended, authorize us to issue 10,000,000 shares of Preferred Stock, of which 6,000,000 shares of Preferred Stock have been designated as Series A Preferred Stock. Subject to certain restrictions described below, our Board of Directors, without further stockholder approval, has the authority to issue, at any time and from time to time, the Preferred Stock as Preferred Stock of any series and, in connection with the creation of each such series, to fix the number of shares of such series and the designations thereof, and such relative voting, dividend, liquidation and other rights, preferences and limitations of such series.

Series A Preferred Stock

Up to approximately 6,000,000 shares of Series A Preferred Stock are being offered in the Exchange Offer.

Dividends. Holders of shares of Series A Preferred Stock are entitled to receive quarterly cumulative dividends at an annual rate of 12%, or $1.20 per share, payable in cash, in kind or in shares of Common Stock or Series A Preferred Stock, at our election. The Series A Preferred Stock has priority as to dividends over the Common Stock and any other class or series of capital stock which ranks junior as to dividends to the Series A Preferred Stock.

Liquidation Rights. In case of the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our Company (which does not include either the consolidation or merger of our Company or the sale, lease or conveyance of all or a part of our assets), holders of shares of Series A Preferred Stock will be entitled to receive the liquidation price of $10.00 per share, plus an amount equal to any accrued and unpaid dividends to the payment date, before any payment or distribution is made to the holders of Common Stock or any other series or class of capital stock. After payment in full of the liquidation price of the shares of Series A Preferred Stock, plus accrued but unpaid dividends to the payment date, the holders of such shares will not be entitled to any further participation in any distribution of assets by our Company.

32

Voting Rights. The holders of Series A Preferred Stock will be entitled to 500 votes per share of Series A Preferred Stock (as adjusted for subdivisions, combinations and reclassifications of Common Stock) and will vote together with the holders of Common Stock (and holders of any other class of capital stock which may be similarly entitled) as a single class upon all matters upon which stockholders of our Company are entitled to vote, except for those which affect only the rights of such series.

Conversion Rights of Holders. The holders of Series A Preferred Stock may, at their option, at any time and from time to time, convert each outstanding share of Series A Preferred Stock into 500 shares of Common Stock at a conversion rate equal to $0.02 per share (as adjusted for stock splits, recapitalizations, reclassifications and similar events), together with accrued dividends thereon to the conversion date.

Mandatory Conversion by Investview. We will have the right, in our sole discretion, to cause all (but not less than all) outstanding shares of Series A Preferred Stock to be automatically converted into 500 shares of our Common Stock at any time after the earlier of the date when our Common Stock commences trading on a national securities exchange or December 31, 2022. We must pay all accrued and unpaid dividends on the Series A Preferred Stock prior to exercising our right to cause the conversion of the Series A Preferred Stock into Common Stock.

Rights to Participate in Future Financings. So long as any shares of Series A Preferred Stock are outstanding and for the period through December 31, 2021, the holders of Series A Preferred Stock will have the right to participate pro rata with respect to issuances by us in a private placement of any future equity or equity-linked securities at a 25% discount to the price offered to the other purchasers of such securities. Such rights do not apply to any issuances made: (a) to employees, officers, directors, consultants and advisors of the Company pursuant to any incentive plan, stock purchase plan, agreement or other arrangement duly adopted by the Company and approved by the compensation committee of the Board; (b) upon exercise of currently outstanding warrants; (c) upon issuance or conversion of the Series A Preferred Stock; (d) in connection with a merger, acquisition, asset acquisition, lease, joint venture or similar acquisitive transaction approved by the Board; and (e) for services to financial institutions in connection with investment banking, commercial credit transactions, equipment financing or similar transactions approved by the Board.

Optional Cash Redemption. We may, at our sole option (subject to certain restrictions and conditions), at any time and from time to time commencing one year after the date of issuance of the Series A Preferred Stock, redeem all or part of the outstanding shares of Series A Preferred Stock at a redemption price equal to 125% of the liquidation preference, or $12.50 per share (as adjusted for stock splits, recapitalizations, reclassifications and similar events), together with accrued dividends thereon to the redemption date. We are required to provide 20 business days’ prior notice of our intention to redeem such shares to enable existing holders of our Series A Preferred Stock to convert their shares into Common Stock.

It is expected that Standard Registrar & Transfer Co., Inc. will act as the transfer agent and registrar for the Series A Preferred Stock.

APPRAISAL RIGHTS

Under Nevada law, holders of Common Stock are not entitled to appraisal rights in connection with the Exchange Offer.

33

TRANSACTIONS IN INVESTVIEW COMMON STOCK

Investview and Affiliates

None of Investview or any of its affiliates, directors or executive officers has engaged in any transactions in the Common Stock in the 60-day period prior to the date of this Offer to Exchange, except as follows:

In July 2019, 190,000,000 shares of our Common Stock were issued to Wealth Engineering, LLC (an entity jointly owned and controlled by Annette Raynor, our Chief Executive Officer and a director of our company, and Mario Romano, our Director of Finance), 10,000,000 shares of our Common Stock were issued to William Kosoff, our Corporate Secretary and former Chief Financial Officer, and 20,000,000 shares of our Common Stock were issued to Chad Garner, the President of our Kuvera, LLC subsidiary. The shares were issued as compensation that vests over two years and is contingent upon the individuals’ continued employment. One third of the shares vest upon issuance and one third after one year and the remaining one third upon the second anniversary of the issuance.

On July 30, 2019, we entered into a Securities Purchase and Royalty Agreement with Brian McMullen, a director of our company, effective as of July 23, 2019. Under the terms of the agreement, Mr. McMullen provided us with a new investment of $900,000 and agreed to offset an additional $100,000 due from us to Mr. McMullen. Those amounts are included in a new convertible promissory note issued by us to Mr. McMullen. In light of all the circumstances and certain concessions made by Mr. McMullen, including the lack of interest on the promissory note and the requirement that no minimum payments will be required under the note through December 31, 2019, the note included $2,600,000 in additional consideration, for a total of $3,600,000. Up to $2,600,000 of the note amount is convertible into shares of our Common Stock; however, all payments made by us to Mr. McMullen under the note will reduce the portion of the note that may be converted. Additionally, Mr. McMullen has agreed to a two-year lock-up on all shares issued under the conversion provisions. We are currently establishing the APEX and the SAFE Tek Lease Program (the “Apex Program”). The Apex Program is intended to be a direct sales plan through which our customers could purchase an APEX unit from us through our brand partners. Repayment of the note is tied to sales under the Apex Program and Mr. McMullen will retain certain royalty rights to sales under the Apex Program even after the note has been repaid or converted.

On September 6, 2019, we entered into an Employment Agreement with Jayme McWidener, effective September 15, 2019, pursuant to which she was appointed to be our Chief Financial Officer. Under the agreement, we issued Ms. McWidener 20,000,000 restricted shares of our Common Stock. The shares were issued as compensation that vests over two years and is contingent upon Ms. McWidener’s continued employment. One third of the shares vest upon issuance and one third after one year and the remaining one third upon the second anniversary of the issuance.

Investview Directors and Executive Officers

No Investview director or executive officer has engaged in any transactions in Common Stock in the 60-day period prior to the date of this Offer to Exchange, except as set forth above.

Transactions During the Past Two Years

On September 13, 2018, we entered into a Stock Buyback Letter Agreement with Beta One-EQ, Ltd., a Cayman Island exempted limited company (“Beta One”), pursuant to which to which we purchased from Beta One 7,000,000 shares of our Common Stock for an aggregate purchase price of $91,000. The shares purchased had been issued to Beta One pursuant to a Securities Purchase Agreement, dated as of December 6, 2017, under which we issued to Beta One 20,000,000 shares of our Common Stock for an aggregate purchase price of $650,000.

SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

The audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2019 are incorporated herein by reference.

34

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Common Stock by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock, (ii) each of our directors and executive officers, and (iii) all our directors and executive officers as a group. Unless otherwise noted in the footnotes to the table, to the best of our knowledge, the persons named in the table have sole voting and investing power with respect to all shares indicated as being beneficially owned by them.

Unless otherwise noted, the security ownership information provided below is given as of October 1, 2019, and all shares are owned directly. Percentage ownership information is based on 2,697,876,966 shares of outstanding Common Stock.

Name of Beneficial Owner(1)	Common Stock Beneficially Owned	Percentage of Common Stock(2)

Principal Stockholders:
CR Capital Holdings, LLC(3)	611,874,710	22.7%

Directors and Officers:
Chad Miller, Chairman(3)	611,874,710	22.7%
Annette Raynor, CEO and Director(4)	405,456,942	15.0%
Mario Romano, Director of Finance(5)	405,456,942	15.0%
Jayme Lin McWidener, CFO	20,000,000	*
Brian McMullen, Director	90,000,000	3.3%
Ryan Smith, Director(3)	611,874,710	22.7%
All Officers and Directors as a group (6 persons)(3)(4)(5)(6)	1,232,331,652	45.7%

*	Less than 1% of outstanding shares.
(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Investview, Inc., 234 Industrial Way West, Suite A202, Eatontown, NJ 07724.
(2)	Applicable percentage ownership is based on 2,679,376,966 shares of common stock outstanding as of October 1, 2019, together with securities exercisable or convertible into shares of common stock within 60 days of that date, for each stockholder.
(3)	The members of CR Capital Holdings, LLC, a Utah limited liability company (“CR Capital”), are Chad Miller, our Chairman of the Board, and Ryan Smith, a director of our company. Messrs. Miller and Smith together have sole voting and investment power with respect to the shares of Common Stock held by CR Capital. Messrs. Miller and Smith each beneficially owns 50% of CR Capital.
(4)	Represents (i) 300,456,942 shares of Common Stock held of record by Wealth Engineering LLC, an Arizona limited liability company (“Wealth Engineering”), of which Annette Raynor, our Chief Executive Officer and a director of our company, is the Chief Operating Officer and a member, and shares voting and investment power with Mario Romero, our Director Finance, with respect to such shares, and (ii) 150,000,000 shares of Common Stock held directly by Ms. Raynor.
(5)	Represents (i) 300,456,942 shares of Common Stock held of record by Wealth Engineering, of which Mario Romero, our Director of Finance, is the Chief Executive Officer and a member, and shares voting and investment power with Annette Raynor, our Chief Executive Officer and a director of our company, with respect to such shares, and (ii) 150,000,000 shares of Common Stock held directly by Mr. Romero.

35

We do not know in what amounts the unaffiliated holders of our Common Stock may exchange their shares for Series A Preferred Stock. Such stockholders may not exchange any or may exchange all of their shares in this Exchange Offer. Because these shareholders may exchange all or some of the shares pursuant to this Exchange Offer, and because there are currently no agreements, arrangements or understandings with respect to the exchange of any of the shares (except as described below), we cannot estimate the number of shares that will be held by our directors, executive officers and beneficial owners of more than 5% of our outstanding shares of Common Stock after the completion of the Exchange Offer. However, for purposes of this table, because the Exchange Offer will not change a stockholder’s percentage voting power, the “Percentage of Common Stock” represents both a stockholder’s ownership of Common Stock before the Exchange Offer and ownership after the Exchange Offer on a combined Common Stock and as-if-converted Series A Preferred Stock basis.

Chad Miller, our Chairman of the Board, Annette Raynor, our Chief Executive Officer and a director, Mario Romano, Director of Finance, Jayme Lin McWidener, our Chief Financial Officer, and Ryan Smith and Brian McMullen, directors, have indicated verbally to us that they will be tendering all of their shares of Common Stock in the Exchange Offer. As of the date of this Offer to Exchange, these individuals directly and indirectly through entities they control collectively owned 1,232,331,652 shares of Common Stock, representing approximately 45.7% of our outstanding shares of Common Stock.

CERTAIN SECURITIES LAWS CONSIDERATIONS

The issuance of Series A Preferred Stock upon exchange of the Common Stock is intended to be exempt from registration pursuant to Section 3(a)(9) of the Securities Act. Section 3(a)(9) of the Securities Act provides an exemption from registration for any security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. When securities are exchanged for other securities of an issuer under Section 3(a)(9) of the Securities Act, the securities received in essence assume the character of the exchanged securities for purposes of the Securities Act.

We expect that all of our shares of Series A Preferred Stock issued in the Exchange Offer to persons who are not affiliated with us will be freely tradable under U.S. securities laws by such non-affiliates. You are urged to consult with your own legal counsel regarding the availability of a resale exemption from the registration requirements of the Securities Act.

We believe that the Securities Act Section 3(a) (9) exemption is also an exemption under the state or “blue sky” laws of most states within the United States. However, to the extent that a stockholder resides in a state that does not follow the federal exemption scheme, and no other exemption from registration is otherwise applicable, stockholders residing in such state may not participate in the Exchange Offer.

WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

We file reports and other information with the SEC in accordance with the Exchange Act. Such reports and other information (including, without limitation, the documents incorporated by reference into this Offer to Exchange) may be inspected and copied at the Public Reference Room of the SEC at 100 F Street, NE, Washington, DC 20549. Copies of such material can also be obtained at prescribed rates from the Public Reference Room of the SEC at its Washington address. The SEC also maintains a site on the World Wide Web (www.sec.gov) that contains reports, proxy statements and other information regarding companies like Investview that file electronically with the SEC. For your convenience, please note that current electronic printable copies of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as a copy of this Offer to Exchange, are also available on the Company’s website at www.investview.com, under the heading “SEC Filings,” as well as the SEC’s website at www.sec.gov through the Filings and Forms (EDGAR) pages.

36

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this Offer to Exchange information that we have filed with the SEC, which means important information may be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Offer to Exchange. The following documents we filed with the SEC are incorporated herein by reference and will be deemed to be a part hereof:

●	our Annual Report on Form 10-K for the fiscal year ended March 31, 2019 filed with the SEC on June 6, 2019;

●	our Quarterly Report on Form 10-Q for the three months ended June 30, 2019 filed with the SEC on August 8, 2019; and

●	our Current Reports on Form 8-K filed with the SEC on April 12, 2019, June 3, 2019, July 29, 2019 and August 1, 2019.

Any statement contained herein or contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Offer to Exchange to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Offer to Exchange. Statements contained in this Offer to Exchange as to the contents of any contract or other document referred to in this Offer to Exchange do not purport to be complete and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects to all of the provisions of such contract or other document.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this Offer to Exchange and a copy of any or all other contracts or documents which are referred to in this Offer to Exchange. Requests should be directed to Annette Raynor, our Chief Executive Officer, by phone at (732) 889-4300, or by mail addressed to Annette Raynor, Chief Executive Officer, at 234 Industrial Way West, Suite A202, Eatontown, NJ 07724.

37

SCHEDULE A

INFORMATION CONCERNING MEMBERS OF THE BOARD OF DIRECTORS AND THE EXECUTIVE OFFICERS OF INVESTVIEW

Information about Investview

The following sets forth each of the directors and executive officers of the Company as of the date hereof and their respective current positions with the Company as of the date hereof. The business address of each of the directors and executive officers listed below, unless otherwise indicated, is c/o Investview, Inc. at 234 Industrial Way West, Suite A202, Eatontown, NJ 07724. Each of the directors and executive officers listed below is a United States citizen.

Brian McMullen joined the Board of Directors in July 2019. He has more than 20 years of experience in the affiliate marketing industry. Since 2005, he has been a member and a director of the nonprofit Association of Network Marketing Professionals and has built networks of distributors both nationally and internationally. Mr. McMullen began his career with Lifeforce International Inc., where he was a marketing consultant from 1998 to 2004. In 2004, he joined New Vision, Inc. where he was a marketing consultant until 2009. In 2011 he joined Monavie LLC, a multi-level marketing company located at 10855 South River Front Parkway, South Jordan, Utah 84095, where he was also a marketing consultant, building a network marketing organization until 2015. In 2017, he joined Investview’s wholly-owned subsidiary, Kuvera, LLC, formerly Wealth Generators, LLC (“Kuvera”), which delivers financial education, technology, and research to individuals through a subscription-based model, and whose principal address is 234 Industrial Way West, Suite A202, Eatontown, NJ 07724, as a marketing consultant. Mr. McMullen has been one of several hundred angel investors with Tech Coast Angels, the largest angel investor group in the United States, since 2013.

Jayme Lin McWidener has served as our Chief Financial Officer since September 15, 2019. Ms. McWidener earned her B.A. degree and M.B.A. from Drake University and became an auditor for Cahaba GBA in 2001 before joining HJ & Associates, LLC (“HJ”), in January 2004 as an audit staff member in their office located at 50 West Broadway, Salt Lake City, Utah 84101. She obtained her CPA license in 2007 and worked at HJ focusing on auditing SEC reporting companies, eventually being promoted to an audit senior and audit manager before she became a partner at HJ in January 2014. Ms. McWidener spent just over two years as a partner with HJ and with its successor Haynie & Company. In April 2016, she established Mac Accounting Group, LLP, an accounting firm specializing in PCAOB audits for SEC reporting companies and AICPA audits for private companies in a variety of industries whose principal office is located at 1070 Mecham Lane, Midvale, Utah 84047.

Chad Miller has served as Chairman of the Board since June 2017. Mr. Miller co-founded our Kuvera, LLC subsidiary in 2013. Prior to 2013, Mr. Miller held his Series 63 Uniform Securities License, Series 7 General Securities License, and Series 24 General Securities Principal License and was employed by various brokerage firms from 1999 through 2010.

Annette Raynor has served as our Chief Executive Officer since July 2019, and as a director since June 2017. From March 2017 until July 2019, Ms. Raynor served as our Chief Operating Officer. Since 2013, Ms. Raynor has served as the chief operating officer of our Kuvera, LLC subsidiary. Since November 2018, Ms. Raynor has been the general manager and licensed representative of SAFE Management LLC, our wholly-owned subsidiary, through which we offer trading products to Kuvera subscribers, and whose principal address is 234 Industrial Way West, Building A, Suite 202, Eatontown, New Jersey 07724. Ms. Raynor holds her Series 65 Registered Investment Advisor license, Series 3 Commodity Futures, Series 34 Retail Off-Exchange Forex, and is a licensed realtor in the state of New Jersey.

Ryan Smith has served as director since March 2017. From March 2017 until July 2019, Mr. Smith served as our Chief Executive Officer, when he voluntarily resigned to focus on the Company’s subsidiary Apex Tek LLC, which sells and distributes our APEX line of data mining computer processing equipment and whose principal address is 234 Industrial Way West, Suite A202, Eatontown, NJ 07724. Since 2013, Mr. Smith has served as the chief executive officer of our Kuvera, LLC subsidiary. Mr. Smith received his B.S. degree from The University of Utah in 2003.

During the last five years, none of Investview or any of its directors or executive officers has (i) been convicted in a criminal proceeding (excluding minor traffic violations or similar misdemeanors), or (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws.

38

ADDITIONAL INFORMATION

The Letter of Transmittal and certificates for the shares and any other required documents should be sent or delivered by each stockholder or his broker, dealer, commercial bank, trust company or their nominee to the Exchange Agent at the following address:

The Exchange Agent for the Exchange Offer is:

If delivering by mail, hand or courier:

Standard Registrar & Transfer Co., Inc.

Attn: Ms. Amy Merrill

440 East 400 South

Salt Lake City, Utah 84111

By facsimile transmission

(for eligible institutions only):

(801) 328-4058

Fax cover sheets should provide a call back phone number and request a call back, upon receipt.

Confirm Receipt by Calling: (801) 571-8844

You are directed to contact Annette Raynor, our Chief Executive Officer, by phone at (732) 889-4300, or by mail addressed to Annette Raynor, Chief Executive Officer, at 234 Industrial Way West, Suite A202, Eatontown, NJ 07724, with any questions or requests for assistance or for additional copies of this Offer, the Letter of Transmittal, or the Notice of Guaranteed Delivery.

39